Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT  INSTRUCTIONS:   1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned. 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: Skye Bioscience, Inc.   Entity or Nevada Business Identification Number (NVID): NV20111180416   2. Current Authorized Shares: The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:    300,000,000 shares of common stock, par value $0.001 per share 200,000 shares of preferred stock, par value $0.001 per share   3. Authorized Shares After Change: The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:    37,500,000 shares of common stock, par value $0.001 per share 200,000 shares of preferred stock, par value $0.001 per share   4. Issuance: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:    One-eighth of a share of common stock will be issued in exchange for each share of common stock issued and outstanding as of the effective date.   5. Provisions: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:    Fractional shares shall be paid in cash based on the post-split adjusted Nasdaq closing price on the trading day preceding the effective date. Less than 1% of the outstanding shares are expected to be affected.   6. Provisions: The required approval of the stockholders has been obtained.   7. Effective Date and time: (Optional) Date:     08/24/2026 Time:     12:01 AM           (must not be later than 90 days after the certificate is filed)     FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website:  www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.  Page 1 of 2 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of Nevada Business Number E0149202011-9 Filing Number 20265965640 Filed On 08/12/2026 14:10:36 PM Number of Pages 2

8. Signature: (Required) X Signature of Officer  Punit Dhillon Title Officer Date 08/12/2026     FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website:  www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.  Page 2 of 2 Revised: 1/1/2019